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                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k) (1) (iii) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them.


Date:  February  14, 2000



                                    Metromedia Fiber Network Services, Inc.

                                    By:  /s/ Nicholas M. Tanzi
                                         --------------------------
                                    Name: Nicholas M. Tanzi
                                    Title: President and COO


                                    Metromedia Fiber Network, Inc.

                                    By:  /s/ Nicholas M. Tanzi
                                         --------------------------
                                    Name: Nicholas M. Tanzi
                                    Title: President and COO


                                    /s/ Stephen A. Garofalo
                                    -------------------------------
                                    Stephen A. Garofalo



                                    /s/ John W. Kluge
                                    -------------------------------
                                    John W. Kluge



                                    /s/ Stuart Subotnick
                                    -------------------------------
                                    Stuart Subotnick













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